Tortoise Capital Resources Corp. Announces Intention to Deregister as a Business Development Corporation and Shift to Investing in Real Assets

LEAWOOD, Kan. – Jan. 11, 2011 – (BUSINESS WIRE) – Tortoise Capital Resources Corp. (NYSE: TTO) today announced the filing of a preliminary proxy statement with the Securities and Exchange Commission (SEC) with respect to its annual meeting. Included within the proxy is a proposal unanimously approved by the Company's Board of Directors to withdraw the Company's election to be treated as a business development company (BDC) as defined in the Investment Company Act of 1940.

The Board of Directors believes this proposal is in the best interests of the Company and its stockholders for two primary reasons:

•	There are significant opportunities for investment in real assets in the energy infrastructure sector, but the 70 Percent Test limits these types of direct investments; and

•	The Company should have greater access to capital and flexibility in raising capital for its investment strategy.

The Company's investment strategy will be very similar to the one it has historically followed, targeting investments in the energy infrastructure sector. However, the withdrawal will allow the Company to expand its investment pool to include real, physical assets, as opposed to only investment securities. The Company will seek to identify and invest in energy infrastructure assets that have the potential to become real estate investment trust (REIT) qualified. The Company may in the future elect to be taxed as a REIT, provided that it has qualifying assets and income to permit such election.

To assist TTO, Tortoise Capital Advisors, L.L.C. (Tortoise) has entered into a consulting agreement with Corridor Energy, LLC (Corridor Energy), an asset management company focused on assisting select institutional investors as they seek access to real asset infrastructure investments. Corridor Energy will help Tortoise identify, analyze and finance potential investment opportunities for the Company that are consistent with its investment strategy. Corridor Energy was formed by principals of The Calvin Group, as well as Tortoise and Tortoise's majority owner, Montage Asset Management, LLC.

If the proposal is approved by stockholders, after filing a notice with the SEC, the Company would no longer be required to meet the requirement that 70 percent of its portfolio be comprised of "qualifying assets" (the "70 Percent Test"). The Company currently satisfies the 70 Percent Test principally by owning securities of eligible private companies. The Company expects to continue operating as a BDC until it no longer meets the 70 Percent Test. The proposal to withdraw from BDC status is not expected to affect the Company's expectations to continue to make quarterly distributions.

A copy of the Company's preliminary proxy statement is on the SEC's website at www.sec.gov. The preliminary proxy statement is subject to review by the SEC staff and other changes by the Company. The Company expects to file a definitive proxy statement on or around February 1, 2011, which will then be available at www.tortoiseadvisors.com. Stockholders should review that document carefully. Stockholders should make no decision about the proposal until reviewing the definitive proxy statement sent to them. The date for the Company's Annual Meeting of Stockholders will be in late March or early April 2011, and will be held in the Company's offices in Leawood, Kansas.

About Tortoise Capital Resources Corp.

Tortoise Capital Resources invests primarily in privately held and micro-cap public companies operating in the U.S. energy infrastructure sector.

About Tortoise Capital Advisors, L.L.C

Tortoise is an investment manager specializing in listed energy infrastructure investments, such as pipeline and power companies. As of Dec. 31, 2010, the adviser had approximately $6.1 billion of assets under management in six NYSE-listed investment companies and private accounts. For more information, visit www.tortoiseadvisors.com.

About Corridor Energy LLC

Corridor Energy is an asset management company focused on assisting select institutional investors as they seek access to real asset energy infrastructure investments. Examples include electric power transmission and distribution, and natural gas and liquid transportation and storage. Corridor Energy is owned by its management team, Tortoise and Tortoise's majority owner, Montage Asset Management. The Corridor Energy management team includes Richard Green, David Haley, Becky Sandring and David Schulte, a Managing Director of Tortoise. For more information, visit www.corridorenergy.com.

Safe Harbor Statement

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Tortoise Capital Advisors believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Tortoise Capital Advisors do not assume a duty to update this forward-looking statement. Any distribution paid in the future to our stockholders will depend on the actual performance of the company's investments, its costs of leverage and other operating expenses and will be subject to the approval of the company's Board and compliance with asset coverage requirements of the Investment Company Act of 1940 and the leverage covenants.

Contact Information
Tortoise Capital Advisors, LLC
Pam Kearney, 866-362-9331
Investor Relations
pkearney@tortoiseadvisors..com